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EXHIBIT 10.1

FIRST AMENDMENT TO
SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO SECURITY AGREEMENT ("First Amendment"), among Herbst Gaming, Inc., a Nevada corporation (the "Company") and each of its subsidiaries listed on Schedule A attached hereto (collectively, the "Subsidiaries"), and The Bank of New York, a New York banking corporation (the "Secured Party"), dated as of August 23, 2002 for itself and the holders of the Notes under the Indenture (the "Holders"). The Company and each of the Subsidiaries are individually referred to herein as "Debtor" and collectively, the "Debtors").

R E C I T A L S

        A.    Each Debtor is a party to that certain Indenture, dated as of August 24, 2001 (the "Indenture," among the Trustee, the Company, the Subsidiaries, each as a guarantor, under which the Company issued $170,000,000 principal amount of its 10 3/4% Senior Secured Notes due 2008 (the "Notes").

        B.    In connection with the issuance of the Notes, the Company and the Subsidiaries entered into, among other documents, a Security Agreement dated as of August 24, 2001 (the "Security Agreement").

        C.    The Company, and the Subsidiaries have executed and delivered the First Supplemental Indenture dated as of August 23, 2002 ("Supplemental Indenture"), for the purposes of amending certain terms and provisions of the Security Agreement and other Collateral Documents, (defined in the Indenture) to clarify and correct certain collateral descriptions contained in the Security Agreement and other Collateral Documents.

        D.    The parties hereto desire to execute and deliver this First Amendment in order to clarify and correct the collateral descriptions contained in the Security Agreement.

        NOW, THEREFORE, pursuant to the foregoing, the Company, the Subsidiaries and the Secured Party hereby agree as follows.

1.    AMENDMENTS

        1.1.  The definition of FF&E Collateral or FF&E contained in Section 1.01 shall be amended to read as follows:

        FF&E Collateral or FF&E means all of Debtors' furniture, fixtures and equipment as generally described on Part 1 of Schedule B attached hereto and more specifically described on Part 2 of Schedule A attached hereto (as may be supplemented, amended or modified from time to time), whether now or hereafter deemed to be (i) a movable piece of personal property, or (ii) affixed to the immovable (real) property such that it may be deemed a component part of the immovable (real) property, in each case, under applicable Nevada or federal law, or otherwise, and, in each such case, together with all substitutions therefore, replacements thereof and additions thereto, and all proceeds of and from any and all of the foregoing, excluding, however all items of furniture, fixtures and equipment from time to time located in or affixed to, or used in the Terrible's Hotel & Casino in Las Vegas, Nevada.

        1.2.  Section 2.01 (i) shall be deleted and replaced in its entirety with "Intentionally omitted."

        1.3.  The following shall be added to the last paragraph of Section 2.01:

        Notwithstanding the foregoing provisions of this Section 2.01, such grant of the security interest shall not extend to, and the term "Collateral" shall not include any items of furniture, fixture or equipment from time to time located in or affixed to, or used in the Terrible's Hotel & Casino, in Las Vegas, Nevada.

2.    EFFECT OF AMENDMENTS

        2.1.  Other than as set forth in Section 1, this First Amendment in no way acts as a release or relinquishment of, and in no way affects the security interests and rights created by or arising under the Security Agreement; and the Company, the Subsidiaries and Secured Party jointly affirm, reaffirm and agree that the Security Agreement secures the full performance of each and every obligation secured by the Security Agreement, and continues to be effective as, and to constitute, a lien and charge on the Property to the full extent of all obligations secured thereby (other than as set forth in Section 1).

        2.2.  This First Amendment shall not prejudice any present or future rights, remedies, benefits or powers belonging or accruing to Secured Party or Trustee under the terms of the Security Agreement, and without limitation of the foregoing, Secured Party reserves all rights which it has against the Company or the Subsidiaries.

        2.3.  In the event of any conflict between the terms of the Security Agreement and the provisions of this First Amendment, the terms of this First Amendment shall control. This First Amendment shall be deemed to form a part of the Security Agreement, and except as specifically amended herein, the terms of the Security Agreement shall remain unaffected and unchanged by reason of the amendments described herein.

        2.4.  The execution and/or acceptance of this First Amendment by Secured Party shall not be deemed or construed as (i) a novation or an accord or satisfaction of any of the Company's or the Subsidiaries' duties, obligations and liabilities contained in the Indenture or the Collateral Documents; (ii) a waiver, modification, restriction or limitation of any and all of Secured Party's rights and benefits arising under the Indenture or the Collateral Documents by operation or law, or otherwise, to demand full, complete and strict performance of the duties, obligations and liabilities contained in the Indenture or the Collateral Documents, as amended; or (iii) a precedent, and that Secured Party shall be under no obligation, express or implied, to grant the Company any future or further modifications and/or amendments to any or all of the Indenture or Collateral Documents.

3.    HEIRS, SUCCESSORS AND ASSIGNS

        All covenants and agreements contained in this First Amendment, by or on behalf of the Company and the Subsidiaries or Secured Party shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not.

4.    HEADINGS

        The headings of the articles, sections, paragraphs and subdivisions of this First Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

5.    GOVERNING LAW

        This First Amendment is made by the Company and the Subsidiaries and accepted by Secured Party in the State of New York, under the laws of such state and shall be construed, interpreted, enforced and governed by and in accordance with the laws of such state.

6.    CONTEXT

        In this First Amendment, whenever the context so requires, the neuter includes the masculine and feminine, and the singular includes the plural, and vice versa.

7.    INTERPRETATION

        As used in this First Amendment, unless the context clearly required otherwise: The Terms "herein" or "hereunder" and similar terms without reference to a particular shall refer to the entire First Amendment and not just to the paragraph in which such terms appear; the term "lien" shall also mean a security interest, and the term "security interest" shall also mean a lien.

        IN WITNESS WHEREOF, the Company, the Subsidiaries and Secured Party have executed this First Amendment to Security Agreement as of the day and year first above written.

HERBST GAMING, INC., a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

THE BANK OF NEW YORK, as Trustee
By:	/s/ STACEY B. POINDEXTER Name: Stacey B. Poindexter Title: Assistant Treasurer

E-T-T, INC. a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

FLAMINGO PARADISE GAMING, LLC a Nevada limited liability company
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

MARKET GAMING, INC. a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

E-T-T ENTERPRISES, L.L.C. a Nevada limited liability company
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

CARDIVAN COMPANY a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

CORRAL COIN, INC. a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

CORRAL COUNTRY COIN, INC. a Nevada corporation
By:	/s/ EDWARD HERBST Name: Edward Herbst Title: President

SCHEDULE A
List of Subsidiaries

1.
E-T-T, Inc.

2.
Flamingo Paradise Gaming, LLC

3.
Market Gaming, Inc.

4.
E-T-T Enterprises, LLC

5.
Cardivan, Inc.

6.
Corral Coin, Inc.

7.
Corral Country Coin, Inc.

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  EXHIBIT 10.1
FIRST AMENDMENT TO SECURITY AGREEMENT